Exhibit 10.13(16)

                                 ADDENDUM NO. 3

                                       TO

                        QUOTA SHARE REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1ST 2000

                                     BETWEEN

                 SUPERIOR INSURANCE COMPANY AND ITS WHOLLY-OWNED
                              INSURANCE SUBSIDARIES
                         (HEREAFTER CALLED THE "COMPANY"

                                       AND

                    NATIONAL UNION FIRE INSURANCE COMPANY OF
                                 PITTSBURGH, PA.
                       (HEREAFTER CALLED THE "REINSURER")


It is understood and agreed that effective January 1st, 2002 the following articles are amended to read as follows:

               ARTICLE II                    TERM AND TERMINATION
               ----------                    --------------------

The agreement commences at 12:01 a.m. Eastern Standard Time, January 1, 2000 and shall remain in force until 11:59 p.m. Eastern Standard time, December 31, 2002. Either party may terminate effective on the first day of any calendar quarter with 60 days advance written notice. The Reinsurer shall remain liable for loss under reinsured policies effective prior to the termination date.

             ARTICLE IV                    QUOTA SHARE PARTICIPATION
             ----------                    -------------------------

The aggregate quota share cession shall be at the option of the Company and subject to a maximum of 70%. However, the maximum cession will be limited to $80,000,000 of new written premium (ie.not including in-force cession from December 31st, 2001) for the calendar year 2002. In the event this produces more than $80,000,000 for the calendar year, the dollar amount of cessions shall be reduced to $80,000,000 plus the cession of in-force business from December 31st, 2001. The average quota share percent applicable for the Company shall be the ratio of the adjusted dollar cession to the gross subject written premium for the Company for that year. Each quarter shall be adjusted by an equal pro-rata percent to produce the dollar cession applicable. This limit can be increased by mutual agreement between the Reinsurer and the Company. The Company shall notify the Reinsurer prior to the last day of the calendar quarter of the quota share percent for that quarter. That percent shall also apply to the in-force business at the beginning of the quarter. It is agreed that the cession for any one quarter, including the change in in-force, shall not exceed 35% of the total cession for the calendar year. In the event the declared percent cession for a calendar quarter produces premiums in excess of 35% of the premium ceded for the calendar year the cessions for that quarter shall be adjusted to the dollar amount that would equal 35% of the premium ceded for the year.

The Reinsurer's liability for aggregate losses, including allocated loss adjustment expenses (and unallocated loss adjustment expenses where applicable under REPORTS AND ACOCUNTING), shall be limited to 97% of earned premium ceded for all business from January 1st, 2002 to the calculation date.


              ARTICLE VI                    PREMIUM AND COMMISSION
              ----------                    ----------------------

For business effective prior to 2002, however, excluding business in-force on December 31st, 2001:

The Company will pay the Reinsurer a premium equal to the pro rata share of premium applicable on all policies ceded and the Reinsurer shall allow the company a minimum and provisional ceding commission of 18% on such premium. The ceding commission slides 1 for 1 for each 1.0% decrease in the Loss Ratio below 79% up to a maximum ceding commission of 31% at a 66% loss ratio. This calculation shall be from January
1st, 2001 to date for all business ceded effective in all calendar quarters including the in-force business from December 31st, 2000.

For  business  in-force on December 31st, 2001 and with effective dates in 2002:

The Company will pay the Reinsurer a premium equal to the pro rata share of premium applicable on all policies ceded. This would be the sum of new written premiums in the quarter plus or minus the change in unearned premium ceded at the beginning of the quarter as the result of a change in the percent ceded.
The Reinsurer shall allow the company a minimum and provisional ceding commission of 18% on such premium. The ceding commission slides 1 for 1 for each 1.0% decrease in the Loss Ratio below 78.625% up to a maximum ceding commission of 31% at a 65.625 loss ratio. This calculation shall be from January 1st, 2002 to date of calculation. The first payment, if any, shall be made within 75 days of March 31st 2003. Subsequent payments due either party shall be made within 75 days of March 31st of all years subsequent to 2003 until all liabilities are finalized.

                     ARTICLE VIII               DEFINITIONS
                     ------------               -----------

Loss Ratio shall mean losses paid and outstanding, including IBNR and allocated loss adjustment expenses with dates of loss in the period being calculated, divided by earned premium for the period being calculated.

Premium shall mean the premium charged the insured, net of return premium, however, uncollectable premium shall not be deemed a return premium.

Allocated loss adjustment expenses shall be as defined under statutory accounting practices.

Unallocated loss adjustment expenses shall be as defined under statutory accounting practices.

For business effective prior to 2002, however, excluding business in-force on December 31st, 2001:

Funds  withheld  balance  shall  mean:

     Previous  Funds  Withheld  Balance,  plus
     97% of ceded written premium, minus ceding commission, minus ceded paid losses (including allocated loss adjustment expenses), minus ceded paid unallocated loss adjustment expenses, if applicable.

For  business  in-force on December 31st, 2001 and with effective dates in 2002:

Loss fund shall mean paid losses from the end of the prior quarter to the settlement date. If that amount is not available for a partial month it shall be deemed to be pro-rata of the previous month.

Average  Daily  Cash  Balance  shall  mean

          Cash  payments  received  by  the  Reinsurer,  minus
          Cash  payments  paid  by  the  Reinsurer,  minus
          3.375%  of  the  total  premiums  reported.


              ARTICLE IX                    REPORTS AND ACCOUNTING
              ----------                    ----------------------

For business effective prior to 2002, however, excluding business in-force on December 31st, 2001:

Within 45 days after the end of each calendar quarter, the company shall furnish an account statement to the Reinsurer, for their share on the Business Covered including the following:

     1.  Written  premiums-credit

     2.  Commission-debit

     3. Net losses (including allocated loss adjustment expenses) paid by the company - debit

4. Reserve for outstanding losses including incurred but not reported (including allocated loss adjustment expenses).

5.  Unearned  Premium

In the event the loss ratio is in excess of 85%, the Reinsurer shall be liable for unallocated loss adjustment expenses equal to 1% of earned premium for each Loss Ratio point in excess of 85%, however, not in excess of 6% of earned premium. When applicable, the coverage for unallocated loss adjustment expenses shall be included in the maximum limit of 97% of earned premium ceded referred to in QUOTA SHARE PARTICIPATION AND LIMIT. The forgoing shall be a combined account for all business effective in all calendar quarters plus the in-force business. The Company shall report this information separately for all business effective in each calendar quarter plus a report for the in-force business.

The Company will pay the Reinsurer 3% of the premium with the balance, if any, being held in a Funds Withheld Balance for subsequent payment of losses, commission adjustments and return premiums. Amounts due the Company shall be withdrawn from the Funds Withheld Balance and if the Funds Withheld Balance is negative, the Reinsurer shall pay the amount due.

For  all  business  in-force  on  December  31st,  2001  and  effective in 2002:

Within 75 days after the end of each calendar quarter, the company shall furnish an account statement to the Reinsurer, for their share on the Business Covered including the following:

1.  New  written  premiums-credit
     Change  in  unearned  premium  cession  -  credit  or  debit
  (First quarter only: total unearned premium on December 31st, 2001.) Total written premium

     2.  Commission-debit

     3. Net losses (including allocated loss adjustment expenses) paid by the Company-debit

     4.  Change  in  Loss  Fund-credit  or  debit

5.  Reserve  for  outstanding  losses  including  incurred  but  not  reported
(including  allocated  loss  adjustment          expenses).

6.  Unearned  Premium

In the event the Loss Ratio is in excess of 85%, the Reinsurer shall be liable for unallocated loss adjustment expenses equal to 1% of earned premium for each Loss Ratio point in excess of 85%, however, not in excess of 6% of earned premium. When applicable, the coverage for unallocated loss adjustment expenses shall be included in the maximum limit of 97% of earned premium ceded referred to in QUOTA SHARE PARTICIPATION AND LIMIT.

The forgoing shall be a combined account for all business ceded in all calendar quarters. The Company shall provide a separate report for paid and outstanding losses for each accident quarter (ie. all losses with dates of loss in a calendar quarter).

The Company shall pay any credit balance with the account statement. The Reinsurer shall pay any debit balance within 30 days of receipt of the account statement.

It  is  understood  and  agreed  that  effective January 1st, 2002 the following article  is  added  to  this  agreement.

                 ARTICLE VI-A               INVESTMENT ALLOWANCE
                 ------------               --------------------

For  business  in-force  on December 31st 2001 and with effective dates in 2002:

The Reinsurer will calculate notional investment income annually and pay the Company within 75 days of March 31 of the subsequent calendar year. The investment income shall equal the product of the average of the 1 year US Treasury bill rate times the Average Daily Cash Balance for the calendar year. The average US Treasury bill rate shall be the average of the rate on the last business day of each calendar quarter for the year applicable. Notwithstanding the foregoing no payment is due in the event the loss ratio is in excess of 78.625%.

IN WITNESS WHEREOF: the parties hereto have caused this Agreement to be executed by their authorized representative:


In:________________________________this_______day  of_________________2002

     SUPERIOR  INSURANCE  COMPANY  AND  ITS  WHOLLY-OWNED
               INSURANCE  SUBSIDIARIES


By:________________________________Title:____________________________




And  in:_____________________________this______day  of___________________2002


     NATIONAL  UNION  FIRE  INSURANCE  COMPANY  OF  PITTSBURGH,  PA.


             By:________________________________Title:______________